EXHIBIT 11

                                TEXACO INC. AND SUBSIDIARY COMPANIES
                          COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                        FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                        ----------------------------------------------------
                           (Millions of dollars, except per share amounts)


Primary Net Income Per Common Share                             1993          1992*         1991*
- -----------------------------------                             ----          ----          ----
        Net income from continuing operations, before
                cumulative effect of accounting changes	    $   1,259     $   1,038     $   1,292
        Net income (loss) from discontinued operations           (191)          (26)            2
        Cumulative effect of accounting changes                     _          (300)            _
                                                            ---------     ---------     ---------
        Net income                                              1,068           712         1,294
                Less: Preferred dividend requirements             101            99           103
                                                            ---------     ---------     ---------
        Primary net income available for common stock       $     967     $     613     $   1,191
                                                            =========     =========     =========
        Average number of primary common shares
                outstanding (thousands)                       258,923       258,656       258,410
                                                            =========     =========     =========
        Primary net income per common share                 $    3.74     $    2.37     $    4.61
                                                            =========     =========     =========

Fully Diluted Net Income Per Common Share
- -----------------------------------------
        Net income                                          $   1,068     $     712     $   1,294

        Preferred stock dividend requirements
                of non-dilutive issues and
                adjustments to net income
                associated with dilutive securities               (64)         (100)          (66)
                                                            ---------     ---------     ---------
        Fully diluted net income                            $   1,004     $     612     $   1,228
                                                            =========     =========     =========
        Average number of primary common shares
                outstanding (thousands)                       258,923       258,656       258,410
        Additional shares outstanding assuming full
                conversion of dilutive convertible
                securities into common stock, (thousands):
                        Convertible debentures                    148           159           169
                        Series B ESOP Convertible
                                Preferred Stock                10,499             _        10,654
                        Series F ESOP Convertible
                                Preferred Stock                     _             _           686
                        Other                                      81            96           152
                                                            ---------     ---------     ---------
        Average number of fully diluted common
                shares outstanding (thousands)                269,651       258,911       270,071
                                                            =========     =========     =========
        Fully diluted net income per common share           $    3.72     $    2.36     $    4.55
                                                            =========     =========     =========

* Results for 1992 and 1991 have been reclassified to separately identify discontinued operations.